           As filed with the Securities and Exchange Commission on June 29, 2001
                                                    Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                               SANMINA CORPORATION
             (Exact name of Registrant as specified in its charter)

         DELAWARE                                   77-0228183
(State of incorporation)                 (I.R.S. Employer Identification Number)

                             2700 NORTH FIRST STREET
                           SAN JOSE, CALIFORNIA 95134
                                 (408) 964-3500
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                             ----------------------

                                 1999 STOCK PLAN
                        1993 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                             ----------------------

                                    JURE SOLA
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                               SANMINA CORPORATION
                             2700 NORTH FIRST STREET
                           SAN JOSE, CALIFORNIA 95134
                                 (408) 964-3500
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                             ----------------------

                                   Copies to:
                          CHRISTOPHER D. MITCHELL, ESQ.
                               MARK METCALF, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                            PALO ALTO, CA 94304-1050
                                 (650) 493-9300

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                          PROPOSED
                                                                           MAXIMUM               PROPOSED
                                                   AMOUNT                 OFFERING               MAXIMUM
  TITLE OF EACH CLASS OF SECURITIES TO             TO BE                    PRICE               AGGREGATE             AMOUNT OF
             BE REGISTERED                       REGISTERED               PER SHARE           OFFERING PRICE       REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value , to be       8,644,578 shares (1)         $ 21.32 (2)      $ 184,302,408.72           $ 46,075.60
issued under the 1999 Stock Plan
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value, to be        1,000,000 shares (3)         $ 18.122 (4)     $  18,122,000.00           $  4,530.50
   issued under the 1993 Employee Stock
   Purchase Plan
------------------------------------------------------------------------------------------------------------------------------------
        TOTAL REGISTRATION FEES:                                                                                     $ 50,606.10
====================================================================================================================================

     (1) Represents shares of Common Stock which have become available for issuance under the Registrant's 1999 Stock Plan as a result of a provision under Section 3 of the plan increasing the number of shares authorized for issuance thereunder on October 3, 1999 and October 1, 2000 by 8,644,578 shares.

     (2) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 as to the shares of Common Stock authorized for issuance pursuant to the 1999 Stock Plan, solely for the purpose of calculating the registration fee. No options have been granted with respect to such shares. The computation is based upon the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on June 22, 2001 because the price at which the options to be granted in the future may be exercised is not currently determinable.

     (3) Represents shares of Common Stock which have become available for issuance under the Registrant's 1993 Employee Stock Purchase Plan as a result of an amendment approved by the stockholders at the Registrant's Annual Meeting held on January 29, 2001 increasing the number of shares authorized for issuance thereunder by 1,000,000 shares.

     (4) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. The computation is based upon 85% (see explanation in following sentence) of the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on June 22, 2001 because the price at which the options to be granted in the future may be exercised is not currently determinable. Pursuant to the Employee Stock Purchase Plan, which plan is incorporated by reference herein, the Purchase Price of a share of Common Stock shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or the Exercise Date, whichever is lower.

             STATEMENT UNDER GENERAL INSTRUCTION E - REGISTRATION OF
                              ADDITIONAL SECURITIES

          This Registration Statement registers additional shares of the Registrant's Common Stock to be issued pursuant to the 1999 Stock Plan and the 1993 Employee Stock Purchase Plan. Accordingly, the contents of the previous Registration Statement on Form S-8 (File No. 333-79259) (the "Previous Form S-8") filed by the Registrant with the Securities and Exchange Commission ("SEC"), including periodic reports that the Registrant filed after the Previous Form S-8 to maintain current information about the Registrant, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8. The reports the Registrant has most recently filed with the SEC are listed below:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 2000, as filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on December 18, 2000.

     (b) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended December 30, 2000, as filed pursuant to Section 13 (a) of the Exchange Act on February 13, 2001.

     (c) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2001, as filed pursuant to Section 13 (a) of the Exchange Act on May 11, 2001.

     (d) The Registrant's Current Report on Form 8-K as filed on May 14, 2001 in order to restate historical financial information in connection with the acquisition of AB Segerstrom & Svensson which was accounted for as a pooling of interests.

     (e) Proxy Statement filed as of December 27, 2000 in connection with the Annual Meeting of Shareholders held on January 29, 2001.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8. EXHIBITS.

The Exhibits listed on the accompanying Index to Exhibits are filed as part hereof, or incorporated by reference into, this Registration Statement. (See
Exhibit Index below).

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 29th day of June, 2001.

                                    SANMINA CORPORATION

                                    By: /s/ JURE SOLA
                                        ----------------------------------------
                                                     Jure Sola
                                         Chairman and Chief Executive Officer
                                             (Principal Executive Officer)


                                POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jure Sola and Rick R. Ackel, jointly and severally, as his or her attorneys-in-fact, with full power of substitution in each, for him or her in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

             SIGNATURE                                         TITLE                                DATE
--------------------------------------      --------------------------------------------       -------------
          /s/ JURE SOLA                     Chairman, Chief Executive Officer and              June 29, 2001
--------------------------------------      Director (Principal Executive Officer)
             Jure Sola


        /s/ RICK R. ACKEL                   EVP of Finance and Chief Financial Officer         June 29, 2001
--------------------------------------      (Principal Financial and Accounting Officer)
           Rick R. Ackel

         /s/ NEIL BONKE                     Director                                           June 29, 2001
--------------------------------------
            Neil Bonke


         /s/ JOHN BOLGER                    Director                                           June 29, 2001
--------------------------------------
            John Bolger


        /s/ MARIO M. ROSATI                 Director                                           June 29, 2001
--------------------------------------
          Mario M. Rosati


        /s/ JOSEPH SCHELL                   Director                                           June 29, 2001
--------------------------------------
           Joseph Schell


     /s/ BERNARD VONDERSCHMITT              Director                                           June 29, 2001
--------------------------------------
        Bernard Vonderschmitt

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER                                       DESCRIPTION
-------       -----------------------------------------------------------------
 5.1          Opinion of counsel as to legality of securities being registered.
23.1          Consent of Arthur Andersen LLP, Independent Public Accountants.
23.2          Consent of counsel (contained in Exhibit 5.1).
24.1          Power of Attorney (see page II-4).